Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended February 28, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$125,790,390
Unrealized Gain (Loss) on Market Value of Futures	(94,664,910)
Dividend Income	5,065
Interest Income	63,801
ETF Transaction Fees	25,000
Total Income (Loss)	$31,219,346

Expenses
General Partner Management Fees	$848,183
Brokerage Commissions	353,281
Professional Fees	66,455
NYMEX License Fee	28,273
Non-interested Directors' Fees and Expenses	14,653
Prepaid Insurance Expense	6,497
Total Expenses	$1,317,342
Net Income (Loss)	$29,902,004

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 2/1/15	$2,297,119,017
Additions (33,500,000 Shares)	627,273,403
Withdrawals (20,300,000 Shares)	(384,359,428)
Net Income (Loss)	29,902,004

Net Asset Value End of Month	$2,569,934,996
Net Asset Value Per Share (140,500,000 Shares)	$18.29

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2015 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612